                                                                    EXHIBIT 10.9

                                 FIXED RATE NOTE

                    [With Defeasance and Lockbox Provisions]


$7,000,000.00                                                      June 12, 1998

     FOR VALUE RECEIVED CASA MUNRAS HOTEL PARTNERS, L.P., a California limited partnership (hereinafter referred to as "Maker"), promises to pay to the order of AMRESCO CAPITAL, L.P., a Delaware limited partnership, its successors and assigns (hereinafter referred to as "Payee"), at the office of Payee or its agent, designee, or assignee at 700 North Pearl Street, Suite 2400, LB#342, Dallas, Texas 75201-7424, Attention: Loan Servicing, or at such place as Payee or its agent, designee, or assignee may from time to time designate in writing, the principal sum of SEVEN MILLION and No/100 Dollars ($7,000,000.00), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (hereinafter defined) at all times prior to the occurrence of an Event of Default (as defined in the Deed of Trust [hereinafter defined]), and to be paid in instalments as follows:

     1. A payment of interest only on the date hereof for the period from the date hereof through the last day of the current calendar month, both inclusive;

     2. A constant payment (the "Monthly Payment"), in arrears, of $52,643.44, on the first day of August, 1998 and on the first day of each calendar month thereafter up to and including the month immediately preceding the Scheduled Maturity Date stated below, which Monthly Payment is calculated using an amortization period of twenty-five (25) years (the "Amortization Period")

and the balance of said principal sum, together with accrued and unpaid interest and any other amounts due under this Note shall be due and payable on the first day of July 2008 (the "Scheduled Maturity Date") or upon earlier maturity hereof whether by acceleration or otherwise (together with the Scheduled Maturity Date, collectively, the "Maturity Date"). Interest on the principal sum of this Note shall be calculated on the basis of a three hundred sixty (360) day year composed of twelve (12) months of thirty (30) days each, except that (i) interest due and payable for a period less than a full month shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on said 360 day year, and (ii) in any event interest calculated with reference to the maximum rate permitted by applicable law shall be calculated by multiplying the actual number of days elapsed in such period by a daily rate based on a year of 365/366 days (as applicable). Monthly Payments under this Note shall be applied first, to the payment of interest and other costs and charges due in connection with this Note or the Debt (as hereinafter defined), in such order as Payee may determine in its sole discretion, and the balance shall be applied toward the reduction of the principal sum or as otherwise provided below with respect to funds received after the Scheduled Maturity Date. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

     The term "Applicable Interest Rate" means (a) from the date of this Note through but not including the Scheduled Maturity Date, a rate of 7.70% per annum (the "Initial Interest Rate"), or (b) from and after the Scheduled Maturity Date through and including the date this Note is paid in full, a rate (the "Revised Interest Rate") equal to the lesser of (x) the maximum rate pennitted by applicable law, or (y) the greater of (i) two percent (2%) above the Initial Interest Rate or (ii) two percent (2%) above the Extended Treasury Rate (hereinafter defined), subject, however, to the provisions below for the Default Rate (hereinafter defined). The term "Extended Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading "U.S. Government Securities/Treasury Constant Maturities" for the week ending prior to the Scheduled Maturity Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the date which is end of the Amortization Period. (In the event Release H. 15 is no longer published, Payee shall select a comparable publication to determine the Extended Treasury Rate.) In the event that (A) Maker does not pay the full amount of the Debt on or before the Scheduled Maturity Date and no other Event of Default shall have occurred which has not been cured to Payee's satisfaction within any applicable notice and cure period, and (B) Maker has executed the Disbursement Agreement (as hereinafter defined) and taken all actions required by Payee for the institution of the lockbox arrangement described therein, and (C) Payee has not made final demand for the payment of the Debt, then in such event, and until the date on which Payee makes final demand for the payment of the Debt or two
(2) years after the Scheduled Maturity Date, whichever is earlier (the "Final Demand Date"), or until the occurrence of an Event of Default (other than Maker's failure to pay the full amount of the Debt on the Scheduled Maturity
Date) interest shall accrue on the unpaid principal balance of this Note from and after the Scheduled Maturity Date at the Revised Interest Rate, although the Monthly Payment will continue to be payable at the Initial Interest Rate, and the difference between the interest accrued at the Revised Interest Rate and the interest payable at the Initial Interest Rate (which difference is referred to as "Accrued Interest") shall not be due and payable until the remainder of the Debt is due and payable, that is on the Final Demand Date, unless sooner paid as hereinafter provided. To the extent permitted under applicable law, any accrued and unpaid Accrued Interest shall be capitalized monthly and shall accrue interest at the Revised Interest Rate.

     This Note is evidenced andlor secured by, and Payee is entitled to the benefits of, the Deed of Trust, the Assignment, Security Agreement the Environmental Agreement, and the other Loan Documents (hereinafter defined). The term "Deed of Trust" means the Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated the date hereof given by Maker for the use and benefit of Payee covering the estate of Maker in certain premises as more particularly described therein and all other collateral for the loan evidenced by this Note (collectively the "Mortgaged Property"). The term "Assignment" means the Assignment of Leases and Rents of even date herewith executed by Maker in favor of Payee. The term "Security Agreement" means the Security Agreement of even date herewith executed by Maker in favor of



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
Payee covering a security interest in all collateral as more particularly described therein. The term "Environmental Agreement" means the Environmental Liabilities Agreement of even date herewith executed by Maker in favor of Payee. The term "Loan Documents" refers collectively to this Note, the Deed of Trust, the Assignment, the Security Agreement, the Environmental Agreement and any and all other documents executed in connection with this Note, including, but not limited to, certain terms and provisions of the Term Loan Commitment issued by Payee on January 9, 1998 and accepted by Maker (the "Commitment") that by its terms expressly survive the execution and delivery of the Loan Documents, or now or hereafter executed by Maker and/or others and by or in favor of Payee which evidence the obligations of Maker in connection with this loan being made to Maker or which wholly or partially secure or guarantee payment of this Note or pertains to indebtedness evidenced by this Note (as same may be amended, renewed, and restated from time to time).

     If any installment payable under this Note (other than Maker's failure to pay the full amount of the Debt on the Scheduled Maturity Date but including the final installment due on the Final Demand Date or upon maturity by acceleration or otherwise) is not received by Payee within ten (10) days after the date on which it is due (without regard to any applicable cure and/or notice period), Maker shall pay to Payee upon demand an amount equal to the lesser of (a) five percent (5 %) of such unpaid sum or (b) the maximum amount permitted by applicable law to defray the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment, and such amount shall be secured by the Loan Documents. The term "Debt" means, collectively, (i) the unpaid principal balance of and the accrued but unpaid interest on this Note, (ii) all other sums due, payable or reimbursable to Payee under the Loan Documents (including, without limitation, sums due or payable by Maker for deposit into the Tax and Insurance Escrow Fund [as defined in the Deed of Trust], the Replacement Escrow Fund [as defined in the Deed of Trust], and any other escrows established or required under the Loan Documents), and (iii) any and all other liabilities and obligations of Maker under this Note or the other Loan Documents, and (iv) after the Scheduled Maturity Date, any Accrued Interest and interest legally permitted to accrue thereon.

     So long as an Event of Default exists, Payee may, at its option, without notice or demand to Maker, accelerate the maturity of this Note and the obligations of Maker under the Loan Documents and declare the Debt immediately due and payable. All remedies hereunder, under the Loan Documents and at law or in equity shall be cumulative. In the event that it should become necessary to employ counsel to collect the Debt or to protect or foreclose the security for the Debt or to defend against any claims asserted by Maker arising from or related to the Loan Documents, Maker also agrees to pay to Payee on demand all costs of collection or defense incurred by Payee, including reasonable attorneys' fees and expenses for the services of counsel whether or not suit be brought. Provided, however, if suit is filed by Payee against Maker to


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enforce any terms of this Note, and Payee fails to prevail in whole or in part pursuant to a final judgment and after the expiration of any appeal rights, then Maker shall not be liable for Payees expenses.
                                                                    RAY
                                                                    JFR
                                                                  --------
                                                                  INITIALS


     Upon the occurrence of an Event of Default, and beginning in any event no later than the Final Demand Date, Maker shall pay interest on the entire unpaid principal sum and any other amounts due under the Loan Documents at the rate equal to the lesser of (a) the maximum rate permitted by applicable law, or (b) the greater of (i) five percent (5%) above the Initial Interest Rate or (ii) five percent (5%) above the Prime Rate (hereinafter defined), in effect at the time of the occurrence of the Event of Default (the "Default Rate"). The term "Prime Rate" means the prime rate reported in the Money Rates section of The Wall Street Journal. In the event that The Wall Street Journal should cease or temporarily interrupt publication, the term "Prime Rate" shall mean the daily average prime rate published in another business newspaper, or business section of a newspaper, of national standing and general circulation chosen by Payee. In the event that a prime rate is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then Payee shall select a comparable interest rate index which is readily available and verifiable to Maker but is beyond Payee's control. The Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of a sum of money determined by Payee to be sufficient to cure the Event of Default. Amounts of interest accrued at the Default Rate shall constitute a portion of the Debt, and shall be deemed secured by the Loan Documents. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default.

     The principal balance of this Note may not be prepaid in whole or in part (except with respect to the application of casualty or condemnation proceeds) until after the Permitted Prepayment Date (hereinafter defined). At any time after the date occurring three years after the first scheduled payment date under this Note (the "Permitted Prepayment Date") and provided no Event of Default exists, Maker may voluntarily defease all or any portion of the Debt (hereinafter, a "Defeasance Event") by providing Payee with the Defeasance Collateral (as defined below) that produce payments which replicate the Scheduled Defeasance Payments (as defined below). Each Defeasance Event by the Maker shall be subject to the satisfaction of the following conditions precedent:

          (1) Maker shall provide not less than thirty (30) days prior written notice to Payee specifying a regularly scheduled payment date (the "Defeasance Date") on which the Defeasance Event is to occur. Such notice shall indicate the principal amount of the Note to be defeased;



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          (2) Maker shall pay to Payee all accrued and unpaid interest on the principal balance of the Note to but not including the Defeasance Date. If for any reason the Defeasance Date is not a regularly scheduled payment date, the Maker shall also pay interest that would have accrued on the Note through the next regularly scheduled payment date;

          (3) Maker shall pay to Payee all other sums, not including scheduled interest or principal payments, due under the Note, the Deed of Trust, and the other Loan Documents;

          (4) Maker shall pay to Payee the principal amount of the Note to be defeased together with an additional amount (the "Yield Maintenance Premium") such that the aggregate amount (the "Defeasance Deposit") is sufficient to purchase direct, non-callable obligations of the United States of America (the "Defeasance Collateral") that provide payments on or prior, but as close as possible, to all successive scheduled payment dates after the Defeasance Date upon which interest and/or principal payments are due under the Note (including the amounts due on the Maturity Date), in the case of a Defeasance Event for the entire outstanding principal balance of the Note, or the Defeased Note (as defined below), in the case of a Defeasance Event for only a portion of the outstanding principal balance of the Note, as applicable, and in amounts equal to the scheduled payments due on such dates and on the Maturity Date under the Note or the Defeased Note, as applicable (the "Scheduled Defeasance Payments"), for the Defeasance Event;

          (5) In the event only a portion of the principal balance of the Note is the subject of the Defeasance Event, Maker shall prepare all necessary documents to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the defeased portion of the original Note (the "Defeased Note") and the other note having a principal balance equal to the undefeased portion of the Note (the "Undefeased Note"). The Defeased Note and Undefeased Note shall have identical terms as the Note except for the principal balance. A Defeased Note cannot be the subject of any further Defeasance Event;

          (6) Maker shall deliver to Payee on or prior to the Defeasance Date:

                    (A) an executed security agreement, in form and substance
               satisfactory to Payee, creating a first priority lien on the Defeasance Deposit and the Defeasance Collateral (the "Defeasance Security Agreement")

                    (B) an opinion of counsel for Maker in form and substance
               satisfactory to Payee in its sole discretion stating, among other things, that Maker has legally and validly transferred and assigned the Defeasance Collateral and all obligations, rights and duties under and to the Note or Defeased Note (as applicable) to the Successor Borrower (as defined below), that Payee has a perfected first priority security interest in the Defeasance Deposit and the Defeasance Collateral delivered


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                by Maker, and that any REMIC Trust formed pursuant to Section
                860D of the Internal Revenue Code of 1986, as amended from time to time, or any successor statute (the "Code") that holds the Note will not fail to maintain its status as a "real estate mortgage investment conduit" (a "REMIC") within the meaning of
                Section 860D of the Code as a result of such Defeasance Event;

                    (C) a certificate of Maker certifying that all requirements relating to defeasance set forth in this Note and any other Loan Documents have been satisfied;

                    (D) such other certificates, documents or instruments as
               Payee may reasonably request; and

     (7) Maker shall pay all costs and expenses of Payee incurred in connection with the Defeasance Event, including any costs and expenses associated with a release of the lien of the Deed of Trust as provided below as well as reasonable accountants' and attorneys' fees and expenses.

     In connection with each Defeasance Event, Maker hereby appoints Payee as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase the Defeasance Collateral. Payee shall receive written confirmation from independent accountants as to the sufficiency of such Defeasance Collateral to provide the payments as described above. Maker, pursuant to the Defeasance Security Agreement or other appropriate document, shall authorize and direct that the payments received from the Defeasance Collateral may be made directly to the account maintained by, or for the benefit of, Payee (unless otherwise directed by Payee) and applied to satisfy the obligations of Maker or Successor Borrower under the Note or the Defeased Note, as applicable. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the Defeasance Collateral and satisfy Maker's obligations shall be remitted to Maker.

     Except as set forth in this Note, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of the lien of the Deed of Trust on the Mortgaged Property.

     If the Maker has elected to defease the entire Note and the conditions precedent listed above and all other terms and conditions set forth herein have been satisfied, the Mortgaged Property shall be released from the lien of the Deed of Trust, and the Assignment of Leases and Rents and the Guaranty shall be released (to the same extent it would have been released upon payment in full of this Note) and the Defeasance Collateral, pledged pursuant to the Defeasance Security Agreement, shall be the sole source of collateral securing the Note.

     In connection with the release of the lien, the Maker shall submit to Payee, not less than thirty (30) days prior to the Defeasance Date, a release of lien for the Deed of Trust and related Loan Documents (including any guaranty) for execution by Payee. Such release shall be in form appropriate in the jurisdiction in which the Mortgaged Property is located and satisfactory to

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Payee in its sole discretion. In addition, Maker shall pay all recording costs, fees and expenses associated with recording the release of lien. Maker shall provide all other documentation Payee reasonably requires to be delivered by Maker in connection with such release, together with a certificate certifying that such documentation (i) is in compliance with all applicable laws, and (ii) will effect such release in accordance with the terms of this Note.

     Payee, at Maker's expense, may form or, at Payee's request, Maker shall form a special-purpose bankruptcy remote entity (the "Successor Borrower") to be the obligor under the Note or the Defeased Note, as applicable. Maker shall, at Payee's request, assign all of its obligations and rights under the Note to the Successor Borrower. In connection therewith, the Successor Borrower shall execute an assumption agreement in form and substance satisfactory to Payee in its sole discretion pursuant to which it shall assume Maker's obligations under the Note or the Defeased Note, as applicable, and the Defeasance Security Agreement and Maker and any guarantors shall be released from their obligations with respect to such assumed documents. The sole assets of the Successor Borrower shall be Defeasance Collateral. In connection with such assignment and assumption, Maker shall:

          (1) deliver to Payee an opinion of counsel in form and substance and delivered by counsel satisfactory to Payee in its sole discretion stating, among other things, that such assumption agreement is enforceable against Maker and the Successor Borrower in accordance with its terms, that the Note, the Defeasance Security Agreement and any other documents executed in connection with such defeasance are enforceable against the Successor Borrower in accordance with their respective terms and that the delivery of the Defeasance Deposits and transfer of the Defeasance Collateral to Successor Borrower does not constitute a fraudulent conveyance or a preference payment under applicable bankruptcy law;

          (2) pay all costs and expenses incurred by Payee or its agents in connection with such assignment and assumption (including, without limitation, any fees and disbursements of legal counsel); and

          (3) pay $1,000 to the Successor Borrower as consideration for assuming the obligations under the Note and the Defeasance Security Agreement and a defeasance processing fee in an amount equal to one-half of one percent (.5%) of the original outstanding principal balance of the Note but in no event less than (a) $10,000 or greater than (b) $20,000, to the servicer of the Note; provided, notwithstanding anything to the contrary herein or in the Loan Documents, no other assumption fee shall be payable by Maker in connection with such assumption.



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

BY INITIALING BELOW, MAKER EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT, PURSUANT TO THE TERMS OF THIS NOTE, IT HAS AGREED THAT IT HAS NO RIGHT TO PREPAY THIS NOTE N WHOLE OR IN PART WITHOUT PENALTY EXCEPT AS OTHERWISE PROVIDED N THE NOTE AND THAT IT SHALL BE LIABLE FOR THE PAYMENT OF A PENALTY FOR PREPAYMENT OF THIS NOTE ON ACCELERATION OF THE NOTE IN ACCORDANCE WITH ITS TERMS. FURTHERMORE, BY INITIALING BELOW, MAKER WAIVES ANY RIGHTS IT MAY HAVE UNDER SECTION 2954.10 OF THE CALIFORNIA CIVIL CODE, OR ANY SUCCESSOR STATUTE, AND EXPRESSLY ACKNOWLEDGES AND UNDERSTANDS THAT THE PAYEE HAS MADE OR ACQUIRED THE LOAN EVIDENCED IN RELIANCE ON THE AGREEMENTS AND WAIVER OF MAKER AND THAT THE PAYEE WOULD NOT HAVE MADE OR ACQUIRED THIS LOAN WITHOUT SUCH AGREEMENTS AND WAIVER OF MAKER.

                                                                      RAY
                                                                      JFR
                                                                    --------
                                                                    INITIALS

     Maker acknowledges that, in establishing the Applicable Interest Rate, Payee has assumed and taken into account the fact that the loan evidenced by this Note will not be prepaid (other than at the times, and on the terms, herein provided) and that there will be no prohibited transfer of all or any part of the Mortgaged Property or any other event which would cause Payee to accelerate the Maturity Date. The following provisions relating to Maker's payment of a premium in the event of an acceleration are intended to compensate Payee in the event that this assumption proves to be incorrect. If Payee exercises its option to declare the entire unpaid principal balance due and payable and/or causes to be recorded a notice of default in accordance with Section 2924 of the California Civil Code (or any comparable statute or law) after the occurrence of an Event of Default, there shall be due and payable (in the absence of reinstatement in accordance with Section 2424c of the California Civil Code or any comparable statute or law), in addition to the unpaid principal balance and accrued interest and any other sums due under this Note or any of the other Loan Documents, equal to the lesser of: (i) a prepayment consideration equal to the prepayment consideration that would have been payable as of the first day of the period during which prepayment would have been permitted; or (ii) the prepayment consideration that would be payable as of the date of the occurrence of the Event of Default if such Event of Default occurs after the date on which prepayment would have been permitted.

                                                                      RAY
                                                                      JFR
                                                                    --------
                                                                    INITIALS

     If, prior to the Scheduled Maturity Date and following the occurrence of any Event of Default, Maker shall tender payment of an amount sufficient to satisfy all or any portion of the Debt, such tender by Maker shall be deemed to be a voluntary prepayment under this Note in the



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




amount tendered and Maker shall pay, in addition to the Debt, an amount equal to the Yield Maintenance Premium that would be required if a Defeasance Event had occurred, together with all other amounts Maker is obligated to pay if a Defeasance Event had occurred. If a complete or partial prepayment results from the application to the Debt of the casualty or condemnation proceeds from the Mortgaged Property, no prepayment consideration will be imposed. Partial prepayments of principal resulting from the application of casualty or insurance proceeds to the Debt shall not change the amounts of subsequent monthly installments nor change the dates on which such installments are due, unless Payee shall otherwise agree in writing. Notwithstanding any provision herein to the contrary, Maker shall have the additional privilege to prepay the entire principal balance of this Note (together with any other sums constituting the Debt) on any scheduled payment date during the six (6) months preceding the Scheduled Maturity Date (the "Open Prepayment Period") without any fee or consideration for such privilege. If any such notice of prepayment is given, the principal balance of this Note and the other sums required under this paragraph shall be due and payable on the selected prepayment date.

                                                                   RAY
                                                                   JFR
                                                                 --------
                                                                 INITIALS

     It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve or receive a greater amount of interest than under state law) and that this section shall control every other covenant and agreement in this Note and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to the indebtedness evidenced by this Note and the other Loan Documents, or if Payee's exercise of the option to accelerate the maturity of this Note, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Maker), and the provisions of this Note and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance and detention of the indebtedness evidenced hereby and by the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the maximum rate permitted under applicable law from time to time in effect and applicable to the indebtedness evidenced hereby for so long as such indebtedness remains outstanding. Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest
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
that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     Except as specifically provided in the Loan Documents, Maker and any endorsers, sureties or guarantors hereof jointly and severally waive presentment and demand for payment, notice of intent to accelerate maturity, notice of acceleration of maturity, protest and notice of protest and non-payment, all applicable exemption rights, valuation and appraisement, notice of demand, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note and the bringing of suit and diligence in taking any action to collect any sums owing hereunder or in proceeding against any of the rights and collateral securing payment hereof Maker and any surety, endorser or guarantor hereof agree (i) that the time for any payments hereunder may be extended from time to time without notice and consent, (ii) to the acceptance of further collateral, (iii) to the release of any existing collateral for the payment of this Note and/or release of any party liable for the obligations under the Loan Documents, (iv) to any and all renewals, waivers or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and/or (v) that additional makers, endorsers, guarantors or sureties may become parties hereto all without notice to them and without in any manner affecting their liability under or with respect to this Note. No extension of time for the payment of this Note or any installment hereof shall affect the liability of Maker under this Note or any surety, endorser or guarantor hereof even though the Maker or such surety, endorser or guarantor hereof is not a party to such agreement. Maker specifically waives any rights it may have under California Civil Code Sections 2819 and 2822.

     Failure of Payee to exercise any of the options granted herein to Payee upon the happening of one or more of the events giving rise to such options shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect to the same or any other event. The acceptance by Payee of any payment hereunder that is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the options granted herein to Payee at that time or at any subsequent time or nullify any prior exercise of any such option without the express written acknowledgment of the Payee.

     Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications below, Payee and Maker agree that:

     (A) Maker shall be liable upon the Debt and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of the Debt and/or the other obligations of Maker under the Loan Documents (collectively with the Mortgaged Property, the "Security Property"), provided, however, the limitation on recourse set forth in this Section A.) will be null and void and completely inapplicable, and this Note shall be with full recourse to Maker, in the event (i) of fraud or material misrepresentation by Maker or guarantors in connection with the loan evidenced by this Note, or (ii) the first full monthly payment on the Note is not paid when due, or (iii) any



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

default under the Subordination and Standstill Agreement by and among Maker, John F. Rothman, Ronald A. Young and Payee of even date herewith or (iv) any default under Sections 9(d) or 9(e) of the Deed of Trust, or (v) a default under the Escrow for Debt Service by and between Maker and Payee of even date herewith, or (vi) Maker pays partnership dividends or distributions at any time that the cash flow from the Mortgaged Property (exclusive of any extraordinary cash flow) is insufficient to pay: (aa) the Monthly Payment, and (bb) all taxes, insurance premiums, capital replacements due during such month, including required monthly payments into escrows for such purposes, and (cc) all other operating expenses due during such month (excluding any management fee or payments to any affiliates), or (vii) except as may be permitted in the following sentence, Maker's failure to maintain at least $50,000.00 at all times in the Maker's bank account while the Debt remains outstanding and not paid in full. If Maker provides evidence to Payee, satisfactory to Payee in its sole discretion, tat all rental and other revenues actually collected from the Mortgaged Property during any month is insufficient to pay: (aa) the Monthly Payment, (bb) all taxes, insurance premiums, capital replacements due during such month, including required monthly payments into escrows for such purposes, and (cc) all other operating expenses (excluding any management fee or payments to any affiliates) then Maker may use so much of the $50,000.00 as may be necessary to make such payments, provided, however, Maker will immediately use any rental and other revenues actually collected from the Mortgaged Property in excess of such payments, to replenish the account to at least $50,000.00.

     (B) if a default occurs in the timely and proper payment of all or any part of the Debt, any judicial proceedings brought by Payee against Maker shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of the Debt and/or the other obligations of Maker under the Loan Documents, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Maker other than the Security Property, except with respect to the liability described in Section (A) above and in Section (C) below; and

     (C) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of the Debt, no judgment for any deficiency upon the Debt shall be sought or obtained by Payee against Maker, except with respect to the liability described in Section (A) above and below in this Section (C); provided that, notwithstanding the foregoing provisions of this section, nothing contained therein shall in any manner or way release, affect or impair the right of Payee to recover, and Maker shall be fully and personally liable and subject to legal action for any loss, cost, expense, damage, claim or other obligation (including without limitation reasonable attorneys' fees and court costs) incurred or suffered by Payee arising out of or in connection with the following:

          1. any breach of the Environmental Agreement, including the indemnification provisions contained therein;

          2. Except as may be expressly provided in Section 9(d) of the Deed of Trust, Maker's failure to obtain Payee's prior written consent to (a) any subordinate financing or any other encumbrance on the Mortgaged Property, or (b) any transfer of the Mortgaged Property or majority ownership in Maker in violation of the Deed of Trust;

          3. any litigation or other legal proceeding related to the Debt that delays or impairs Payee's ability to preserve, enforce or foreclose its lien on the Security Property, including, but not limited to, the filing of a voluntary or involuntary petition concerning Maker under 11 U.S.C. Section 101 et seq. (the "Bankruptcy Code"), in which action a claim, counterclaim, or defense is asserted against Payee, other than any litigation or other legal proceeding in which a final, non-appealable judgment for money damages or injunctive relief is entered against Payee;

          4. Maker's failure to pay required taxes, assessments, and insurance premiums payable with respect to the Mortgaged Property or to maintain the required escrows therefor, to the extent that monies are not paid by Maker in escrow for the payment of such amounts, except for any amounts applicable to the period after foreclosure of Payee's lien on the Mortgaged Property, or the delivery by Maker of a deed to the Mortgaged Property in lieu of foreclosure (which deed has been accepted by Payee in writing), or the appointment of a receiver for the Mortgaged Property;

          5. the gross negligence or willful misconduct of Maker, its agents, affiliates, officers or employees which causes or results in a diminution, or loss of value, of the Security Property that is not reimbursed by insurance or which gross negligence or willful misconduct exposes Payee to claims, liability or costs of defense in any litigation or other legal proceeding;

          6. the seizure or forfeiture of the Security Property, or any portion thereof, or Payee's interest therein, resulting from criminal wrongdoing by any person or entity other than Payee under any federal, state or local law;

          7. (a) any physical waste of the Mortgaged Property caused by the intentional or grossly negligent act(s) or omission(s) of Maker, its agents, affiliates, officers and employees, (b)the failure by Maker to maintain, repair or restore any part of the Mortgaged Property as may be required by the Deed of Trust or any of the other Loan Documents to the extent of all gross revenues that have been generated by the Mortgaged Property following the date which is eighteen (18) months prior to notice to Maker from Payee of such failure to maintain, repair or restore any part of the Mortgaged Property and that have not been applied to pay any portion of the Debt, reasonable and customary operating expenses and capital expenditures for the Mortgaged Property paid to third parties not affiliated (directly or indirectly) with Maker, taxes and insurance premiums for the Mortgaged Property and escrows deposited with Payee, or (c) the removal or disposal of any portion of the

               Mortgaged Property after an Event of Default under the Loan Documents to the extent such Mortgaged Property is not replaced by Maker with like property of equivalent value, function and design;

          8. Maker's misapplication or conversion of any insurance proceeds paid by reason of any loss, damage or destruction to the Mortgaged Property and any awards or amounts received in connection with the condemnation of all or a portion of the Mortgaged Property and not used by Maker for restoration or repair of the Mortgaged Property;

          9. Maker's failure to pay in accordance with the terms of the Deed of Trust any charges for labor or materials or other charges for work performed or materials furnished prior to foreclosure that can create liens on any portion of the Mortgaged Property, to the extent of the amount rightfully claimed by the lien claimant, or found in any legal proceeding to be owed to the lien claimant, and not so paid;

          10. Maker's failure to deliver any security deposits collected with respect to the Mortgaged Property to Payee or any other party entitled to receive such security deposits under the Loan Documents, following an Event of Default; and

          11. any rents (including advanced or prepaid rents), issues, profits, accounts or other amounts generated by or related to the Mortgaged Property attributable to, or accruing after an Event of Default, which amounts were collected by Maker or its property manager and not turned over to the Payee or used to pay unaffiliated third parties for reasonable and customary operating expenses and capital expenditures for the Mortgaged Property, taxes and insurance premiums with respect to the Mortgaged Property and any other amounts required to be paid under the Loan Documents with respect to the Mortgaged Property.

Nothing contained in the foregoing Sections (A), (B) or (C) shall (1) be deemed to be a release or impairment of the Debt or the lien of the Loan Documents upon the Security Property, or (2) preclude Payee from foreclosing under the Loan Documents in case of any default or from enforcing any of the other rights of Payee, including naming Maker as a party defendant in any action or suit for foreclosure and sale under the Deed of Trust, or obtaining the appointment of a receiver, except as stated in this section, or (3) limit or impair in any way whatsoever the Guaranty (the "Guaranty") of even date executed and delivered in connection with the indebtedness evidenced by this Note or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to the Guaranty.

     Nothing herein shall be deemed to be a waiver of any right which Payee may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Loan Documents or to require that all collateral shall continue to secure all of the Debt owing to Payee in accordance with this Note and the other Loan Documents.

     Maker hereby covenants and agrees to enter into a Collection and Disbursement Agreement (together with any modification, amendment, substitution or replacement thereof, hereinafter collectively referred to as the "Disbursement Agreement") on or before July 1, 2007 for the purpose of creating a lockbox arrangement acceptable to Payee, including a clearing and deposit account with a financial institution to be named by Payee (the "Disbursement Account"), which Disbursement Agreement shall be in Payee's then current form and shall provide, among other things, as follows:

          (1) Beginning on the Scheduled Maturity Date, all Rents (as defined in the Deed of Trust) and other revenue, income and sums collected from, or arising with respect to, the Mortgaged Property shall be deposited in the Disbursement Account established in connection with the Disbursement Agreement, to be disbursed in accordance with the provisions of this Note.

          (2) Upon the occurrence of an Event of Default under the Loan Documents or at any time on or after the Final Demand Date, Payee may apply any sums then held in the Disbursement Account to the payment of the Debt in any order, in Payee's sole discretion.

          (3) Until expended or applied, amounts held in the Disbursement Account shall constitute additional security for the Debt.

          (4) Upon notice to Maker, Payee may in its discretion permit or require Maker to pay the Monthly Operating Expenses (as defined below) pursuant to a draw request submitted to Payee monthly (or otherwise as permitted by Payee) for a distribution from the Disbursement Account. This shall be in addition to the requirements of the Deed of Trust as to distributions from the Replacement Escrow Fund for capital expenditures.

     Maker shall pay all costs and expenses in connection with the Disbursement Agreement, including without limitation reasonable attorney's fees of Payee. The Disbursement Agreement when executed shall be a "Loan Document" for all purposes under this Note and the other Loan Documents; however, the foregoing provisions and Payee's rights thereunder, as well as the provisions for disbursement and application set forth below, shall not be contingent upon the execution by Maker of the Disbursement Agreement. Payee may also require Maker to execute an agreement in recordable form to toll or extend the applicable statute of limitations after the Scheduled Maturity Date and to obtain at Borrower's expense such title policy endorsements as Payee may deem necessary to reflect such agreement and such additional engineering report on the Mortgaged Property as Payee may deem necessary to confirm the adequacy of the Capital Expenditures Budget (as defined below) beyond the Scheduled Maturity Date.

     Under the provisions of the Deed of Trust, it is understood that on or before November 30 of each calendar year Maker must deliver to Payee for the next succeeding calendar year, on a month-by-month basis an itemized budget of capital expenditures (defined in the Deed of Trust as the "Budget" and sometimes hereinafter referred to as the "Capital Expenditures Budget"). During the Operating Budget Period, as hereinafter defined, Maker will prepare a management plan together with an itemized operating budget for the Mortgaged Property ("Operating Budget"). For the purposes of this paragraph the "Operating Budget Period" shall mean the period beginning upon the earlier of: (i) an Event of Default, which has not been cured within any applicable notice and cure period granted in the Loan Documents or (ii) the calendar year in which the Scheduled Maturity Date occurs. Each such plan and budgets shall be in such format and in such detail as Payee may request and shall be subject to Payee's review and approval, and beginning with the Operating Budget and Capital Expenditures Budget for the calendar year in which the Scheduled Maturity Date occurs, Payee may require additional detail as to, among other items, budgeted monthly operating income, operating expenses, management fees, third-party service fees and proposed capital expenditures and cash uses for the Mortgaged Property. After the Scheduled Maturity Date (a) taxes, insurance and capital replacements shall be paid or reimbursed out of the Tax and Insurance Escrow Fund or (as applicable, and subject to the Capital Expenditures Budget and other requirements of the Deed of Trust) the Replacement Escrow Fund, both of which escrows shall be funded as provided below, (b) the payment of other expenses of operating the Mortgaged Property shall be subject to the provisions of the Disbursement Agreement and the Operating Budget (which is an itemized budget for the Mortgaged Property submitted by Maker and approved in writing by Payee ("Approved Operating Budget"), and (c) the payment of costs of tenant improvements and leasing commissions shall be subject to the provisions not only of such agreement and budget but also the provisions of the escrow agreement for such purposes executed by Maker. During the Operating Budget Period, and until such time that Payee approves a proposed Operating Budget, the most recently Approved Operating Budget shall apply; provided that such Approved Operating Budget shall be adjusted to reflect actual changes as determined by Payee as to the amounts of real estate taxes, insurance premiums and utilities expenses and to defer, as provided below, any management fees, leasing commissions or other payments to, or any personal expenses of, Maker or any person or entity which is directly or indirectly controlling, controlled by, or under common control with, Maker or any guarantor of this Note ("Affiliate Expenses"). During the Operating Budget Period, and in the event that Maker proposes to incur an extraordinary operating expense or capital expense not set forth in the Approved Operating Budget or Capital Expenditures Budget then in effect and not specifically provided for in the escrows created pursuant to the Deed of Trust (an "Extraordinary Expense"), then Maker shall promptly deliver to Payee a reasonably detailed explanation of such proposed Extraordinary Expense for the Payee's written approval. Maker covenants and agrees to incur costs only in accordance with the Approved Operating Budget and Capital Expenditures Budget.

     On the first day of the each calendar month following the Scheduled Maturity Date, all funds in the Disbursement Account created pursuant to the Disbursement Agreement shall be disbursed, unless Payee in its discretion determines otherwise, by Payee from such account for the payment of the following items in the specified order of payment:

1st,    to the payment required to be made to the Tax and Insurance
        Escrow Fund in accordance with the terms and conditions of the Deed of Trust;

2nd, to the payment of the Monthly Payment (with interest payable at the Initial Interest Rate and principal payable in the scheduled installment amount);

3rd, to the payment required to be made to the Replacement Escrow Fund in accordance with the terms and conditions of the Deed of Trust;

4th, to the payment of operating expenses incurred for the Mortgaged Property pursuant to the terms and conditions of the applicable Approved Operating Budget ("Monthly Operating Expenses"), including the funding of the reserve for tenant improvements and leasing commissions and the payment of expenses for such purposes, but excluding any Affiliate Expenses, as defined above;

5th, to the payment of Extraordinary Expenses approved in writing by Payee, if any;

6th, to the payment of any other amounts due under the Loan Documents, including without limitation (a) any advances made by Payee thereunder for the protection of the Mortgaged Property and Payee's lien thereon and (b) any escrows or reserves which are established or required under the Loan Documents and whose funding is not provided for above; and

7th, to the principal amount outstanding under this Note until such principal amount is paid in full;

8th, to the payment of Accrued Interest, including interest legally permitted to accrue thereon;

9th,    to the payment of Affiliate Expenses; and

Last,   the remaining funds, if any, shall be disbursed to Maker.

        Nothing provided above in connection with the Disbursement Account shall limit, reduce or otherwise affect Maker's obligations under the Loan Documents, including without limitation the obligations of Maker (i) to operate and maintain (and to pay currently all expenses to operate and maintain) the Mortgaged Property, to make the Monthly Payment, (ii) to fund the Tax and Insurance Escrow Fund, the Replacement Escrow Fund and any other escrows or reserves established or required under the Loan Documents for tenant improvements and leasing commissions or other purposes, and (iii) to pay all other amounts due at any time under this Note, the Deed of Trust and the other Loan Documents (all of the amounts in items [i], [ii] and [iii] of this paragraph being referred to as "Amounts Due"), even though the sums available in the Disbursement Account may be insufficient on the Scheduled Maturity Date or at other times to pay all such Amounts Due; and the failure by Maker to (a) pay directly and timely all Amounts

Due through and including the Scheduled Maturity Date and (b) deposit immediately at all times on and after the Scheduled Maturity Date such additional sums in the Disbursement Account as may be required to pay all Amounts Due and all Extraordinary Expenses approved in writing by Payee shall constitute an Event of Default as provided herein. It is also understood that the existence or continuation of the Disbursement Account upon or after the Scheduled Maturity Date or the Final Demand Date shall constitute neither a waiver of any of Payee's rights and remedies under the Loan Documents (including without limitation foreclosure on the Mortgaged Property) and applicable law (including without limitation the appointment of a receiver) nor a limitation on the exercise thereof by Payee or its designee.

        Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note and the other Loan Documents and that this Note and the other Loan Documents constitute legal, valid and binding obligations of Maker. Maker further represents that the loan evidenced by the Loan Documents was made for business or commercial purposes and not for personal, family or household use.

        All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner and be effective as specified in the Deed of Trust, directed to the parties at their respective addresses as provided therein.

        References to particular sections of the Loan Documents shall be deemed references to such sections as affected by other provisions of the Loan Documents relating thereto.

        Payee shall have the unrestricted right at any time or from time to time to sell this Note and the loan evidenced by this Note and the Loan Documents or participation interests therein. Maker shall execute, acknowledge and deliver any and all instruments requested by Payee to satisfy such purchasers or participants that the unpaid indebtedness evidenced by this Note is outstanding upon the terms and provisions set out in this Note and the other Loan Documents. To the extent, if any specified in such assignment or participation, such assignee(s) or participant(s) shall have the rights and benefits with respect to this Note and the other Loan Documents as such assignee(s) or participant(s) would have if they were the Payee hereunder.

        MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH INCLUDING, BUT NOT LIMITED TO THOSE RELATING TO (A) ALLEGATIONS THAT A PARTNERSHIP EXISTS BETWEEN PAYEE AND MAKER; (B) USURY OR PENALTIES OR DAMAGES THEREFOR; (C) ALLEGATIONS OF UNCONSCIONABLE ACTS, DECEPTIVE TRADE PRACTICE, LACK OF GOOD FAITH OR FAIR DEALING, LACK OF COMMERCIAL REASONABLENESS, OR SPECIAL RELATIONSHIPS (SUCH AS FIDUCIARY,

TRUST OR CONFIDENTIAL RELATIONSHIP); (D) ALLEGATIONS OF DOMINION, CONTROL, ALTER EGO, INSTRUMENTALITY, FRAUD, REAL ESTATE FRAUD, MISREPRESENTATION, DURESS, COERCION, UNDUE INFLUENCE, INTERFERENCE OR NEGLIGENCE; (E) ALLEGATIONS OF TORTIOUS INTERFERENCE WITH PRESENT OR PROSPECTIVE BUSINESS RELATIONSHIPS OR OF ANTITRUST; OR (F) SLANDER, LIBEL OR DAMAGE TO REPUTATION. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

        THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE REAL PROPERTY ENCUMBERED BY THE DEED OF TRUST IS LOCATED (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. MAKER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY COURT OF COMPETENT JURISDICTION LOCATED IN THE STATE IN WHICH THE MORTGAGED PROPERTY IS LOCATED IN CONNECTION WITH ANY PROCEEDING OUT OF OR RELATING TO THIS NOTE.

        THE PROVISIONS OF THIS NOTE AND THE LOAN DOCUMENTS MAY BE AMENDED OR REVISED ONLY BY AN INSTRUMENT IN WRITING SIGNED BY THE MAKER AND PAYEE. THIS NOTE AND ALL THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT OF MAKER AND PAYEE AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF MAKER AND PAYEE. THERE ARE NO ORAL AGREEMENTS BETWEEN MAKER AND PAYEE.

        To the extent allowed by applicable law, Maker covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Maker, Maker shall not seek a supplemental stay or otherwise seek, pursuant to 11 U.S.C. Section 105 or any other provision of the Bankruptcy Reform Act of 1978, as amended, or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce, or inhibit the ability of Payee to enforce any rights of Payee against Maker by virtue of this Note or otherwise.

        Maker acknowledges that the subject transaction evidenced by this Note and the Loan Documents has been arranged by a real estate broker licensed by the State of California, and is therefore exempt under California usury laws.

        Executed as of the day and year first above written.

                                MAKER:

                                CASA MUNRAS HOTEL PARTNERS, L.P.
                                A CALIFORNIA LIMITED PARTNERSHIP

                                BY:   CASA MUNRAS GP, LLC,
                                      A CALIFORNIA LIMITED LIABILITY COMPANY


                                      BY:    JOHN F. ROTHMAN
                                         -------------------------------
                                      NAME:  JOHN F. ROTHMAN
                                      ITS:   MANAGING MEMBER

                                      BY:    RONALD A. YOUNG
                                         -------------------------------
                                      NAME:  RONALD A. YOUNG
                                      ITS:   MANAGING MEMBER


 STATE OF CALIFORNIA  )
                      )
 COUNTY OF LOS ANGELES)

        On June 8, 1998, before me, personally appeared JOHN F. ROTHMAN, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity as managing member of CASA MUNRAS GP, LLC, a California limited liability company, on behalf of such company in its authorized capacity as general partner of CASA MUNRAS HOTEL PARTNERS, L.P., a California limited partnership, on behalf of such partnership.

        WITNESS my hand and official seal.


                                          IRMA LOPEZ
                                   ----------------------------------
                                   Notary Public, State of California
                                   My Commission Expires:     9/22/98

STATE OF CALIFORNIA   )
                      )
                      )
COUNTY OF LOS ANGELES )


        On June 8, 1998, before me, personally appeared RONALD A. YOUNG, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity as managing member of CASA MUNRAS GP, LLC, a California limited liability company, on behalf of such company in its authorized capacity as general partner of CASA MUNRAS HOTEL PARTNERS, L.P, a California limited partnership, on behalf of such partnership.


        WITNESS my hand and official seal.

                                                       IRMA LOPEZ
                                          ----------------------------------
                                          Notary Public, State of California
                                          My Commission Expires:    9/22/98